Exhibit 10.3

GOVERNANCE AGREEMENT

among

ABRAXAS PETROLEUM CORPORATION

and

AG ENERGY FUNDING, LLC

dated as of

August 11, 2020

i

GOVERNANCE AGREEMENT

This Governance Agreement (this “Agreement”), dated as of August 11, 2020 (the “Effective Date”), is entered into between ABRAXAS PETROLEUM CORPORATION (the “Company”) and AG ENERGY FUNDING, LLC (“Holder”).

RECITALS

WHEREAS, as contemplated by the terms of the letter agreement, dated as of June 25, 2020 (the “Exit Fee Letter”), between the Company and Angelo Gordon Energy Servicer, LLC (“AGES”), the parties hereto desire to memorialize and provide for certain governance rights that are contemplated by the Exit Fee Letter; and

WHEREAS, as further contemplated by the terms of the Exit Fee Letter, the Company has issued, or is expected to issue after the Effective Date, to Holder or its Affiliates, warrants (the “Warrants”) to purchase 33,445,792 Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01     Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings specified or referenced in this Article I.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“AG Director” has the meaning set forth in Section 2.01.

“AG Observer” has the meaning set forth in Section 2.02.

“AGES” has the meaning set forth in the recitals.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the articles of incorporation of the Company, as filed with the Secretary of State of the State of Nevada prior to the Effective Date, and as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Board” means the Board of Directors of the Company.

“Board Designation Notice” has the meaning set forth in Section 2.01.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of Texas or New York are authorized or required to close.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the Effective Date, as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Company” has the meaning set forth in the preamble.

“Independent” means, with respect to any person that serves as a Director or is nominated or designated to serve as a Director at any time, the satisfaction by such person of the requirements to be “independent” under (a) the Company’s Governing Documents or (b) Stock Exchange Rules and any applicable rules and regulations of the Securities and Exchange Commission (or any successor agency).

“Effective Date” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exit Fee Letter” has the meaning set forth in the recitals.

“Governing Documents” means the Articles of Incorporation and the Bylaws.

“Holder” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Shares” means shares of common stock, $0.01 par value, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Stock Exchange Rules” means the rules and regulations of the NASDAQ Stock Market LLC or, if the Shares are listed on another primary securities exchange, of the securities exchange on which the Shares are listed at such time.

“Warrants” has the meaning set forth in the recitals.

ARTICLE II
Governance rights

Section 2.01     Board Designation Rights. Following the Effective Date, Holder shall have the right to designate one individual (such individual, the “AG Director”) to be appointed as a director to the Board by delivery of written notice to the Company (the “Board Designation Notice”). Upon delivery of the Board Designation Notice, the following rights and obligations shall apply:

(a)     Within 10 calendar days after delivery of the Board Designation Notice, the Company shall take all corporate and other action necessary to increase the size of the Board to 5 members.

(b)     Within 10 calendar days after delivery of the Board Designation Notice, the Company shall take all corporate and other action reasonably necessary to cause the AG Director to be appointed as a director to the Board and to fill one vacancy on the Board. The AG Director shall be designated as a member of the class of directors up for election at the next annual meeting of Company stockholders. The AG Director shall not be required to qualify as Independent.

(c)     The Company shall nominate the AG Director (or any replacement thereof as provided for in this Agreement) for re-election to the Board at each subsequent meeting of the stockholders of the Company held to consider a vote on the election of the class of directors of which the AG Director is a member, and shall not take any action to interfere with the election or re-election of the AG Director. If at any time a vacancy occurs on the Board with respect to the directorship of the AG Director (by reason of such director’s death, disability, resignation, removal or otherwise), the Company shall cause a replacement AG Director designated by Holder to be appointed to fill such vacancy. The AG Director may resign from the Board at any time, and, subject to applicable law and the Governing Documents, Holder shall have the right at any time to remove (with or without cause) the AG Director.

(d)     The Company shall undertake efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the AG Director to the same extent it does for all other Company directors.

(e)     The Company shall take or cause to be taken all lawful action reasonably necessary to ensure at all times that the Governing Documents are not at any time inconsistent with the provisions of this Agreement.

(f)     So long as Holder has the right to designate the AG Director hereunder, and the AG Director is then-serving on the Board, unless Holder otherwise agrees, the AG Director shall have the right to be appointed to each committee of the Board, except as otherwise required by applicable law or Stock Exchange Rules and except for the Company’s Audit Committee or any committee evaluating a related party transaction with respect to which Holder or any of its Affiliates have a conflict of interest with other Company shareholders.

(g)     Within 10 calendar days after delivery of the Board Designation Notice, the Company shall enter into and shall at all times maintain in effect an indemnification agreement with the AG Director in form and substance reasonably acceptable to Holder.

(h)     In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

(i)     The Company shall reimburse the AG Director for all reasonable out-of-pocket costs and expenses (including travel expenses) incurred in connection with the AG Director’s attendance and participation at meetings of the Board or any committee or subcommittee thereof.

(j)     For so long as the AG Director is serving on the Board, (i) any share ownership requirement for the AG Director serving on the Board will be deemed satisfied by the securities owned by Holder and its Affiliates and (ii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board and adopted by the Company restrict the number of boards of directors of other companies on which the AG Director may serve, and, in the case of each of (i) and (ii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 2.01(j) shall not apply to the extent inconsistent with this Section 2.01(j).

Section 2.02     Board Observer. Following the Effective Date and throughout the term of this Agreement, at any time during which no AG Director is serving on the Board, Holder shall have the right to designate one individual (such individual, the “AG Observer”) to be appointed as a non-voting observer to the Board by delivery of written notice to the Company. The AG Observer shall have the right to attend all meetings of the Board and each committee or subcommittee thereof, except as otherwise required by applicable law or Stock Exchange Rules and except for the Company’s Audit Committee or any committee evaluating a related party transaction with respect to which Holder or any of its Affiliates have a conflict of interest with other Company shareholders. The AG Observer shall have the right to receive all notices, minutes, consents, information and materials relating to meetings of the Board and any committee or subcommittee thereof that the AG Observer has the right to attend at the same time and in the same format that such notices, minutes, consents, information and materials are distributed to the members of the Board or committee or subcommittee. The Company shall reimburse the AG Observer for all reasonable out-of-pocket costs and expenses (including travel expenses) incurred in connection with the AG Observer’s attendance and participation at meetings of the Board or any committee or subcommittee thereof.

Section 2.03     Board Resolutions. The Company agrees that, prior to the appointment of the AG Director or AG Observer or the issuance of the Warrants, the Board shall, if not already taken, take all corporate and other action necessary reasonably requested by Holder:

(a)     To cause the exemption of the transactions contemplated by the Exit Fee Letter and this Agreement and any other transactions between Holder or its Affiliates and the Company or its subsidiaries related to such matters from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 so long as the Holders have the right to appoint the AG Director or AG Observer or the AG Director or AG Observer serves on or is appointed to the Board or is subject to Section 16 of the Exchange Act.

(b)     To cause the exemption of the AG Director, AG Observer and Holder and its Affiliates from the application of any corporate opportunities or similar doctrine that may otherwise be applicable to any of them under applicable law or the Governing Documents.

ARTICLE III
TERM AND TERMINATION

Section 3.01     Term and Termination. This Agreement shall take effect immediately upon the Effective Date and shall terminate upon the earliest of:

(a)     the first date on which (1) the Holder or any of its Affiliates cease to beneficially own greater than 5% of the Shares (on an as converted basis and taking into account any adjustments pursuant to Section 4 of the Warrant Agreement between the parties) outstanding or (2) the Exercise Period (as defined in the Warrants) has expired without any of the holders thereof having exercised any Warrants; and

(b)     the agreement of Holder in writing.

Section 3.02     Effect of Termination.

(a)     The termination of this Agreement shall terminate all further rights and obligations of Holder under this Agreement except that such termination shall not effect:

(i)     the obligation of any party to this Agreement to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(ii)     the rights which Holder may have by operation of law as a stockholder of the Company; or

(iii)     the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)     The following provisions shall survive the termination of this Agreement: Section 2.01(i), this Section 3.02, Section 4.03, Section 4.04, Section 4.08, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14 and Section 4.15.

ARTICLE IV
MISCELLANEOUS

Section 4.01     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.02     Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and Holder hereby agrees, at the request of the Company or Holder, to execute and deliver such additional documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 4.03     Notices.

(a)     All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

(b)     Such communications in Section 4.03(a) must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.03):

(i)     if to the Company, as follows:

Abraxas Petroleum Corporation 18803 Meisner Dr. San Antonio, TX 78258 Facsimile: 210-490-8816 210-918-6675 E-mail: SHarris@abraxaspetroleum.com Attention: Steve Harris with a copy to:
Dykema Gossett PLLC 112 E. Pecan Street Suite 1800 San Antonio, TX 78205 Facsimile: 210-226-8395 E-mail: JSmith@dykema.com Attention: James B. Smith, Jr.

(ii)     if to Holder, as follows:

AG Energy Funding, LLC

c/o Alter Domus

225 W. Washington Street, 9th Floor

Chicago, IL 60606

E-mail: angelogordonagency@alterdomus.com and legal@alterdomus.com

Attention: Agency Services – Angelo, Gordon and Legal Department

with a copy to:

Simpson Thacher & Bartlett LLP 600 Travis Street Suite 5400 Houston, TX 77002 E-mail: RRabalais@stblaw.com Attention: Robert Rabalais

Section 4.04     Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.05     Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.06     Entire Agreement. This Agreement and the Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Governing Document, Holder and the Company shall, to the extent permitted by applicable law, amend such Governing Document to comply with the terms of this Agreement.

Section 4.07     Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. No party shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto; provided, however, that Holder may assign its rights or delegate its obligations, in whole or in part, without such consent, to one or more of its Affiliates. Any purported assignment or delegation in violation of this Section shall be null and void.

Section 4.08     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement

Section 4.09     Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Company and Holder. Any such written amendment, modification, or supplement will be binding upon the Company and Holder.

Section 4.10     Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 4.11     Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nevada and the applicable laws of the United States of America.

Section 4.12     Submission to Jurisdiction.

(a)     The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Holder in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of the State of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Holder may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(b)     The Company expressly and irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 4.12(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 4.13     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY

Section 4.14     Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 4.15     Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 4.16     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	ABRAXAS PETROLEUM CORPORATION

By:/s/Steve Harris
Name:Steve Harris
Title:Vice President and Chief Financial Officer

HOLDER:	AG ENERGY FUNDING, LLC ON BEHALF OF SERIES 17 AND SERIES 20

By:/s/ Todd Dittmann
Name:Todd Dittmann
Title:Authorized Person